SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 25, 2000

THE WIDECOM GROUP, INC.
(Exact name of Registrant as specified in charter)

Ontario Canada (State or other jurisdiction of incorporation)	1-13588 (Commission File Number)	98-0139939 (IRS Employer Identification No.)
72 Devon Road, Unit #18, Brampton, Ontario Canada (Address of principal executive offices)	L6T 5B4 (Zip Code)

Registrant's telephone number, including area code   (905)712-0505

(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS.

      On May 25, 2000, The Widecom Group, Inc. (the "Company") issued the following press release regarding the private financing of its subsidiary PosterNetwork.com, Inc. ("Poster") and proposed spin-off of Poster to follow completion of the private financing. Consummation of the proposed spin-off is subject to completion of the private financing by Poster and the granting of all necessary regulatory approvals.

Widecom Launches PosterNetwork.com, A New Economy, Value Added Printing
Service Offering Customized, Fast, Inexpensive Poster-Size Reproductions

New Wide Format Technology to Revolutionize Short Run Poster Reproduction

BRAMPTON, Ontario, Canada--(BUSINESS WIRE)--May 25, 2000--PosterNetwork.com to Raise $3 Million in a Private Placement.

      Mark Braunstein Joins PosterNetwork.com as Chief Executive Officer,

      President and Director and Jack O'Leary Named Chairman of the Board

      The Widecom Group Inc. (NASDAQ: WIDE--news, WIDW--news; BSE: WDE, WDEW) today announced that it has established a new, wholly-owned subsidiary, PosterNetwork.com, and that PosterNetwork is raising $3 million in a private placement to support PosterNetwork's rapid development.

      PosterNetwork has acquired Widecom's proprietary wide-format printing technology and related patents in exchange for 12 million shares of PosterNetwork. Widecom intends to distribute all its PosterNetwork shares to its shareholders as soon as practicable after the offering on the basis of approximately 4 shares of PosterNetwork for each 1 share of Widecom.

      The Company also announced that Mark Braunstein, as Chief Executive Officer, President and a Director and Jack O'Leary, as Chairman of the Board, have joined PosterNetwork.

      Mark Braunstein, CEO, stated, "The printer technology that we have acquired from Widecom enables us to print an excellent quality, high-gloss poster in 12 seconds from a digital file for an estimated total direct cost including labor and materials of $1.02; an unprecedented cost/performance combination in the industry.''

      Mr. Braunstein added, "The team that I am bringing in will, over the next few months, build a world class Web site that will enable users to upload pictures and turn them into a poster for a cost to the user of $10 per poster. Our business model is based on revenue sharing arrangements with strategic online partners and affiliate programs with digital camera manufacturers, etc. With our low cost we have the ability to provide our affiliate partners and internet sites such as photo sharing sites, greeting cards and gift sites, children's sites, pet sites, etc., businesses which have a tremendous need to increase revenues with products that have a high gross margin, with exactly what they are looking for and still provide the customer with an affordable $10 product.''

      "In addition to the consumer market,'' Braunstein further stated, "the existing business advertising market for large format digital output, which currently stands at $11 billion, is a prime market opportunity. This will be facilitated through our comprehensive industry specific template-driven online poster/sign making application. Small businesses, who could previously not afford $100 posters/signs for a one-time sale event, will now be able to log onto our site and create a simple poster by scanning in their picture and using simple online templates and typing in a few words and order a poster for a mere $10.''

      "Opportunities such as PosterNetwork are rare and I am delighted to be a part of this exciting new endeavor'', Braunstein concluded.

      Mark Braunstein most recently was the founder of Coupons Online which became netValue Holdings (which is now a public company). From 1998 to 2000 he was the Director of Business Development and Marketing at IQ Value, LLC. From 1995 to 1998 he was the co-founder and Vice President of Strategic Planning and Business Development.

      Jack O'Leary was a founder and Chief Executive Officer of International Imaging Materials, Inc. (IIMAK), an imaging company and the largest manufacturer of thermal transfer ribbons in the world. Started and funded by a small group, including Mr. O'Leary, IIMAK was subsequently sold in 1997 for $260 million . Prior to IIMAK, Mr. O'Leary was President of the Office Products Group or Burroughs Corp (now Unisys). Among his other business activities he serves on several boards including HSBC, Rochester Region, Datametrics and the United Way of Rochester.

      PosterNetwork plans to use Widecom's high-speed wide format printer to produce posters, large photographs, signs, etc. for customers who either provide PosterNetwork with digital or analog photographic images or select from its data base of stock images. The image will be transmitted to PosterNetwork by whatever means the customer desires including Internet transmission, scanned images, digitally encoded photographs, etc. which will then be converted into the appropriate hard copy and shipped by overnight courier or other means to the customer. Poster size prints are expected to cost the customer $10 for a standard 24" x 36'' poster. Comparable retail prices are $40 or more.

      PosterNetwork's competitive advantage lies in several areas including lower cost, faster print speed and higher image quality. The combination of these factors could result in broad acceptance of PosterNetwork as the supplier of choice for consumers and businesses alike. The market for posters and related products includes: the consumer market, in-house reproduction and print shops, etc. and business-to-business marketing and advertising. Cumulatively, a study by IT Strategies estimates that the pay-for-print market for wide-format output (wider than 2 feet) could grow from an estimated $11.7 billion in 1999 to over $18.5 billion by the end of 2002.

      Widecom Group Inc., incorporated in 1990, is leading developer of advanced high performance wide-format scanning and printing technology. Widecom's products include wide-format scanners, printers and copiers.

      PosterNetwork is a wholly-owned subsidiary of Widecom and owns Widecom's high speed proprietary wide-format technology which will be used to obtain a meaningful share of the multibillion market for inexpensive poster-size reproductions.

      For further information on Widecom and PosterNetwork, you may visit Widecom's web site at www.Widecom.com and PosterNetwork's web site at www.Posternetwork.com.

      The securities to be offered by PosterNetwork.com in its initial private financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or the existence of an applicable exemption from the registration requirement.

      This press release contains forward-looking statements that involve risks and uncertainties. Widecom's actual results could differ materially from the results discussed herein as a result of factors which include, but are not limited to, that there is no assurance that: (I) the Company will be successful in implementing the PosterNetwork.com business plan, (ii) the Company will not be adversely affected by continued intense competition in the wide-format printing industry or (iii) other risks set forth from time to time in Widecom's filings with the Securities and Exchange Commission.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

THE WIDECOM GROUP, INC. (Registrant)

By: /s/ Raja Tuli Raja Tuli Chief Executive Officer
Dated: May 26, 2000